Exhibit 10.34

FEDERAL REALTY INVESTMENT TRUST
COMBINED INCENTIVE AND NON-QUALIFIED SHARE OPTION
AGREEMENT FOR EMPLOYEES

AGREEMENT (“Agreement”) dated this ___ day of ____________, 20__ (the “Grant Date”), by FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust (“Trust”) with an address of 1626 East Jefferson Street, Rockville, Maryland 20852, providing notice of a share option award to ____________________, an employee of the Trust (“Grantee”).
WHEREAS, the Board of Trustees of the Trust has authorized the award by the Trust to the Grantee under the Federal Realty Investment Trust 2020 Performance Incentive Plan (“Plan”);
WHEREAS, the Trust desires to grant, as set forth herein, to Grantee under the Plan (1) options for Shares that qualify as “Incentive Stock Options” within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (“Code”), and/or (2) options not intended to qualify as Incentive Stock Options (“Non-Qualified Share Options”); and
WHEREAS, unless otherwise provided herein, capitalized terms used in this Agreement shall have the meaning given them in the Plan.
NOW THEREFORE, in consideration of the mutual covenants and representations herein contained and intending to be legally bound, the parties hereto agree as follows:
1. Option Grant Facts: The Trust hereby grants to Grantee the following option (“Option”) to purchase Shares:
(a) Number of Shares Subject to this Option:
Incentive Stock Options:
Non-Qualified Share Options:
(b) Purchase Price of Shares subject to the Option: $
(c) Grant Date of the Option:
(d) Vesting Schedule of Shares Subject to the Option:
Incentive Non-Qualified Vesting Date
, 20
, 20
, 20
, 20
, 20
The Option may be exercised from time-to-time to the extent vested. To the extent any portion of the Option designated above as an Incentive Stock Option shall fail to qualify as an Incentive Stock Option for any reason, including an exercise by the Grantee after the time period required to receive Incentive Stock Option treatment, it shall be deemed a Non-Qualified Share Option.
2. Term. The Option shall expire ten (10) years from the Grant Date, subject to earlier termination as set forth in Section 4 of this Agreement and the terms of the Plan.

3. Acceleration of Vesting. The vesting of this Option shall accelerate and the Option shall fully vest and become immediately exercisable with respect to the full number of Shares subject to the Option for the applicable periods set forth in Section 4 below upon the following:
(a) the Grantee’s termination of Service upon Disability;
(b) the Grantee’s death while employed by the Trust;
(c) the Grantee’s termination of Service without Cause; and
(d) if the Grantee incurs an Involuntary Termination within the one year period commencing with a Change in Control; provided, however, such accelerated vesting described in this Section 3(d) shall not be applicable to the Option if such Change in Control results from the Grantee’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Shares or Trust Voting Securities.
4. Exercise of Option Upon Termination of Service. To the extent all or any part of the Option was not exercisable as of the date of termination of Service (after giving effect to Section 3, above), the unvested and unexercisable portion of the Option shall expire at the date of such termination of Service. Notwithstanding anything to the contrary, if the Grantee’s termination of Service is for Cause (as defined in the Plan and any employment or other agreement with the Grantee as of the Grant Date) or the Grantee voluntarily terminates from Service at a time when grounds for the Grantee’s termination for Cause exists, the right of the Grantee to exercise the Option shall terminate at the date of termination of Service. Subject to the preceding, the Grantee or the Grantee’s beneficiary, as applicable, shall have the applicable period of time specified below in which to exercise the Option after the Grantee’s termination of Service; provided, however, in no event may the Option be exercised under any circumstances later than the expiration date described in Section 2.
(a) General Termination of Service. Upon the Grantee’s termination of Service for any reason other than by reason of death, Disability, Retirement (as defined below) or Involuntary Termination within the one year period commencing with a Change in Control, the Grantee shall have a period of three (3) months [one year for Executive Officers] after such termination of Service to exercise all or any part of the Option to the extent it was exercisable at the date of termination of Service. An exercise of all or any part of the Option more than three (3) months after termination of Service as an employee may cause any portion of the Option being exercised which was designated as an Incentive Stock Option to fail to qualify as such, in which event it shall be deemed a Non-Qualified Share Option.
(b) Termination of Service on Retirement. Upon the Grantee’s termination of Service by reason of retirement on or after the Grantee turns age 65 (“Retirement”), the Grantee shall have a period of one (1) year after such termination of Service to exercise all or any part of the Option to the extent that it was exercisable upon such termination of Service. An exercise of all or any part of the Option more than three (3) months after termination of Service as an employee may cause any portion of the Option being exercised which was designated as an Incentive Stock Option to fail to qualify as such, in which event it shall be deemed a Non-Qualified Share Option.
(c) Termination of Service on Disability. Upon the Grantee’s termination of Service by reason of Disability, the Grantee shall have a period of one (1) year after such termination of Service to exercise all or any part of the Option to the extent that it was exercisable upon such termination of Service including as a result of Section 3 above. Unless the Grantee’s Disability qualifies as a permanent and total disability within the meaning of Section 22(e)(3) of the Code, any exercise of all or any part of the Option more than three (3) months after termination of Service as an employee by reason of Disability may cause any portion of the Option being exercised which was designated as an Incentive Stock Option to fail to qualify as such, in which event it shall be deemed a Non-Qualified Share Option.

(d) Termination of Service on Death. In the event of the death of the Grantee, the right of the Grantee’s beneficiary to exercise the Option shall expire as follows:
(i) if the Grantee’s death occurs when the Grantee is employed by the Trust, the Grantee’s beneficiary shall have a period of two (2) years after the date of the Grantee’s death to exercise all or any part of the Option to the extent that it was exercisable upon such termination of Service including as a result of Section 3 above;
(ii) if the Grantee’s death occurs after the Grantee’s termination of Service by reason of Disability or Retirement but before the expiration of one (1) year after the Grantee’s termination of Service by reason of Disability or Retirement, the one (1) year period provided for in Section 4(b) and (c) shall be extended for an additional one (1) year period such that the Grantee’s beneficiary shall have a period of two (2) years from the date of the Grantee’s termination of Service by reason of Disability or Retirement to exercise all or any part of the Option to the extent that it was exercisable upon such termination of Service including as a result of Section 3 above;
(iii) if the Grantee’s death occurs following any other termination of Service, the Grantee’s beneficiary shall have the remaining period of time specified in Section 4(a), if any, to exercise all or any part of the Option.
(e) Change In Control. If the Grantee incurs an Involuntary Termination within the one (1) year period commencing with a Change in Control, the Grantee shall have a period of one (1) year from the date of such Involuntary Termination to exercise all or any part of the Option to the extent that it was exercisable upon such Involuntary Termination including as a result of Section 3 above. Any exercise of all or any part of the Option after an Involuntary Termination following a Change in Control more than three (3) months after termination of Service as an employee may cause any portion of the Option being exercised which was designated as an Incentive Stock Option to fail to qualify as such in which event it shall be deemed a Non-Qualified Share Option.
5. Exercise Procedures.
(a) Method of Exercise. To the extent vested, the Option shall be exercisable by providing written notice to the Trust and making all additional arrangements to pay the exercise price and provide for any applicable tax withholding as provided in this Section 5. Such written notice shall set forth such information as the

Trust may reasonably require from time to time which may include, without limitation: (i) the number of Shares being purchased and whether those Shares are issuable as a result of the exercise of the Incentive Stock Option portion of the Option or the Non-Qualified Share Option portion of the Option; (ii) the total exercise price for the Shares being purchased; and (iii) the exact name(s) as it should appear to whom the Shares are to be issued and address to which the Shares should be sent. For the exercise of the Option to be valid, such written notice must be provided to the Secretary of the Trust and additional arrangements to pay the exercise price must be completed on or before 5:00 P.M. local time at the principal office of the Trust on the expiration date of the Option. If the written notice is not provided to the Secretary of the Trust or the arrangements to pay the exercise price have not be completed on or before such date and time, the Option will expire and be of no further force of effect.
(b) Payment of Exercise Price. The exercise price of Shares purchased upon exercise of the Option shall be paid in full (a) in cash, (b) by delivery to the Trust of Shares which shall have been held by the Grantee for at least six months having, on the date of exercise, a fair market value equal to the aggregate exercise price, (c) in any combination of cash and Shares, or (d) cash equivalents acceptable to the Trust or by payment in accordance with a broker-assisted cashless exercise program under which, if so instructed by the Grantee, Shares may be issued directly to the Grantee’s broker or dealer against receipt of the exercise price in cash from the broker or dealer.
(c) Delivery of Certificate; Registration of Shares. Subject to Section 9 hereof, either a book entry registration of the purchased Shares or certificates for the purchased Shares will be issued and delivered to the Grantee as soon as practicable after the receipt of payment of the exercise price in accordance with Section 5(b) above; provided, however, that delivery of any such Shares shall be deemed effected for all purposes when a stock transfer agent of the Trust shall have placed such Shares into a book-entry account or deposited such certificates in the United States mail, addressed to Grantee, at the address for the Grantee included in the Grantee’s personnel file or to such other address as Grantee may from time to time designate in a written notice to the Trust. The Grantee shall not be deemed for any purpose to be a shareholder of the Trust in respect of any Shares as to which the Option shall not have been exercised, as herein provided, until such Shares have been issued to Grantee by the Trust hereunder.
6. Plan Provisions Control Option Terms; Modifications. The Option is granted pursuant and subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by reference. In the event any provision of this Agreement shall conflict with any of the terms in the Plan as constituted on the Grant Date, the terms of the Plan as constituted on the Grant Date shall control. The Trust may modify the Option after the Grant Date; provided, however, that no such modification may be made which alters or impairs any rights or obligations of the Grantee without the Grantee’s express written agreement. Any such modification shall not be inconsistent with the terms of the Plan. For purposes of this Agreement, a modification which causes an Incentive Stock Option to be a Non-Qualified Share Option shall not be treated as a modification adverse to the Grantee. Notwithstanding the foregoing, the Board or Administrator may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority as provided in the Plan.
7. Limitations on Transfer. Except as provided in this Section 7, the Option may not be assigned or transferred other than by will or the laws of descent and distribution. The Grantee may transfer, in a not for value transfer, the part of this Option that is a Non-Qualified Share Option to any Family Member (as defined in the Plan). For the purpose of this Section 7, a "not for value" transfer is a transfer which is: (a) a gift; (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 7, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 7 or by will or the laws of descent and distribution. The Grantee’s beneficiary may exercise the Grantee’s rights hereunder only to the extent they were exercisable under this Agreement at the date of the death of the Grantee and are otherwise currently exercisable.
8. Withholding. The Trust shall be entitled to withhold (or secure payment from the Grantee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Trust with respect to any Shares issuable under this Agreement, and the Trust may defer issuance of Shares upon the exercise of the Option unless the Trust is indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Trust or its delegate and shall be payable by the Grantee at such time as the Trust determines. The Grantee may satisfy his or her minimum required tax withholding obligation by the payment of cash to the Trust and/or, if so approved by the Trust, by the withholding from the

Option, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such tax withholding requirements. The Trust shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections to have Shares withheld upon exercise of the Option to meet such withholding obligations.
9. No Exercise in Violation of Law. Notwithstanding any of the provisions of this Agreement, the Grantee hereby agrees that he or she will not exercise the Option granted hereby, and that the Trust will not be obligated to issue any Shares to the Grantee hereunder, if the exercise thereof or the issuance of such Shares shall constitute a violation by the Grantee or the Trust of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.
10. Taxes and Code Section 409A. Notwithstanding anything herein to the contrary, the Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Agreement (including any taxes arising under Section 409A of the Code). This Agreement is intended to be exempt from Code Section 409A, and the Trust shall have complete discretion to interpret and construe this Agreement and any associated documents in any manner that establishes an exemption from (or otherwise conforms them to) the requirements of Code Section 409A. If, for any reason including imprecision in drafting, the Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, the provision shall be considered ambiguous and shall be interpreted by the Trust in a fashion consistent herewith, as determined in the sole and absolute discretion of the Trust. Notwithstanding anything to the contrary contained herein, the Trust reserves the right to unilaterally amend this Agreement without the consent of any Grantee in order to accurately reflect its correct interpretation and operation to maintain an exemption from or compliance with Code Section 409A. Notwithstanding any provision of the Plan or this Agreement (including the foregoing), neither the Trust nor the Administrator shall have any liability to any person in the event Code Section 409A applies to this Option in a manner that results in adverse tax consequences for the Grantee or any of his or her beneficiaries or transferees.
IN WITNESS WHEREOF, the Trust has executed this Agreement as of the day and year first above written.

FEDERAL REALTY INVESTMENT TRUST

By: ___________________________________
Dawn M. Becker
Executive Vice President-General Counsel and Secretary